Exhibit 10.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------

      AMENDMENT, dated July 21, 2004, to the Employment Agreement by and among CIT Group Inc., a Delaware corporation (the "Company") and Jeffrey M. Peek (the "Executive") dated as of the 22nd day of July 2003 (the "Employment Agreement").

      WHEREAS, the Board of Directors of the Company has elected the Executive to the position of President and Chief Executive Officer of the Company effective on July ____, 2004 (the "Succession Date");

      WHEREAS, the Company and the Executive desire to amend the Employment Agreement as of the Succession Date.

      IT IS HEREBY AGREED AS FOLLOWS:

      1. (a) Section 5(a)(i)(B) of the Employment Agreement shall be deleted and replaced with the following provision:

      "the amount equal to the product of (x) 3 and (y) the sum of (I) the Executive's Annual Base Salary and (II) the Severance Bonus, which shall be paid in accordance with Executive's normal payroll periods immediately prior to the Date of Termination in equal installments for a period of 3 years, subject to compliance with Section 8 of this Agreement; and";

      (b) Section 5(a)(iii) shall be deleted and replaced with the following provision:

      "subject to compliance with Section 8, continued benefit coverage which permits the Executive to continue to receive, for three (3) years from the Date of Termination, at the Company's expense, life insurance and medical, dental and disability benefits at least comparable to those provided by the Company on the Date of Termination, provided that the Executive shall not receive such life insurance, medical, dental or disability benefits, respectively, if the Executive obtains other employment that provides for such benefit(s); and".

      2. Except as set forth herein, the provisions of the Employment Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the Executive has executed this Amendment and, pursuant to authorization from the Company's Board of Directors, the undersigned has executed this Amendment on behalf of the Company.

                                                        ------------------------
                                                        Jeffrey M. Peek

                                                        CIT GROUP INC.

                                                        By:
                                                           ---------------------
                                                           Susan M. Mitchell
                                                           EVP - Human Resources